EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements of InfoSearch Media, Inc. on Forms S-8 (No. 333-139277, 333-134726 and 333-125210) of our report, dated April 17, 2007, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-KSB of InfoSearch Media, Inc. for the year ended December 31, 2007.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, CA
April 11, 2008